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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest reported event):    December 20, 2000

                             AMERISTAR CASINOS, INC.
             (Exact name of registrant as specified in its charter)


            Nevada                        0-22494               88-0304799
(State or other jurisdiction of  (Commission File Number)     (IRS Employer
incorporation or organization)                            Identification Number)


3773 Howard Hughes Parkway, Suite 490 South
Las Vegas, Nevada                                              89109
(Address of principal executive offices)                     (Zip Code)


                                 (702) 567-7000
              (Registrant's telephone number, including area code)


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     (a) On December 20, 2000, Ameristar Casinos, Inc. (the "Company") completed its acquisition of substantially all the assets of St. Charles Riverfront Station Corporation (the "St. Charles Corporation") and of Kansas City Station Corporation (the "KC Corporation") for an aggregate purchase price of approximately $488 million in cash (the "Acquisitions"). To the Company's knowledge, there is no material relationship between the sellers and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer. The Acquisitions were made pursuant to the Asset Purchase Agreement dated as of October 17, 2000 among the Company, Ameristar Casino Kansas City, Inc., KC Corporation and Station Casinos, Inc. ("Station") and the Asset Purchase Agreement dated as of October 17, 2000 among the Company, Ameristar Casino St. Charles, Inc., St. Charles Corporation and Station. A copy of the press release announcing the completion of the Acquisitions is attached hereto as Exhibit 20.1.

     The Company financed the Acquisitions through funds borrowed pursuant to
(i) the Subordinated Credit Agreement dated December 20, 2000 by and among Bankers Trust Company, as Agent, Bear, Stearns & Co. Inc., as Documentation Agent, the Lenders named therein, the Company and the Subsidiary Guarantors named therein, providing for loans to the Company in an aggregate principal amount of $300 million and (ii) the Credit Agreement dated December 20, 2000, by and among the various lenders named therein, Wells Fargo Bank, N.A., as Co-Arranger and Syndication Agent, Bear, Stearns & Co. Inc., as Documentation Agent, Deutsche Bank Securities Inc., as Lead Arranger and Sole Book Manager, and Bankers Trust Company, as Administrative Agent, providing for term loans to the Company in the aggregate amount of $400 million, a revolving term loan facility not to exceed $75 million and a revolving credit facility in an amount not to exceed $100 million.

     (b) Before the Acquisitions, the St. Charles Corporation operated a riverboat gaming and entertainment facility known as "Station Casino St. Charles" in St. Charles, Missouri, and the KC Corporation operated a riverboat gaming and entertainment facility known as "Station Casino Kansas City" in Kansas City, Missouri. The Company intends to continue using the acquired assets as riverboat gaming and entertainment facilities at their current locations.


ITEM 5   OTHER EVENTS

     As part of the financing arrangements for the Acquisitions, the Company successfully completed its tender offer and consent solicitation for all of its 10 1/2 percent Senior Subordinated Notes due 2004, Series B in an aggregate principal amount of $100 million and accepted the tendered notes for payment. The deadline for tendering Notes was noon, New York City time, on Wednesday, Dec. 20, 2000. The Company paid noteholders approximately $107 million plus accrued and unpaid interest for the tendered notes, and all issued and outstanding notes were tendered.




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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) Financial statements for the acquired businesses are not filed herein and will be provided by amendment no later than March 5, 2001.

         (b) Pro forma financial information about the acquired assets is not filed herein and will be provided by amendment no later than March 5, 2001.

         (c) Exhibits. The Exhibit listed below is incorporated herein in its entirety.


Exhibit No.                     Description
-----------                     -----------
20.1                            December 20, 2000 press release of the Company.




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the undersigned Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                AMERISTAR CASINOS, INC.


January 4, 2001                 By:  /s/ GORDON R. KANOFSKY
(Date)                              --------------------------------------
                                    Gordon R. Kanofsky
                                    Senior Vice President of Legal Affairs


Exhibit Number   Description of Exhibit                     Method of Filing
and Page No.

20.1, 5          Press Release dated December 20, 2000.     Filed electronically
                                                            herewith